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[PHOTO OF WILLIAM H. SCHUMANN]     William H. Schumann
                                   Senior Vice President and
                                   Chief Financial Officer,
                                   FMC Corporation





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   Summary of Comparative
   Multiples

[GRAPH]

                    Current          5-Year Averages
    P/E             85,12,12         35,16,17
    EBITx           38,9,8           22,12,10
    EBITDAx         19,5,5           13,8,7

[Approximate plot points]

[_] Energy Systems  [_] Chemicals    [_] Machinery

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Financial History

                                                                  9 mos.
                                        1996   1997   1998  1999    2000
------------------------------------------------------------------------
   Machinery Segments

        Sales                          1,688  2,034  2,189 1,956   1,391
        EBIT                              76    140    168   161      99

        EBITDA                           134    205    230   220     138

   Chemical Segments

        Sales                          2,293  2,254  2,220 2,175   1,463
        EBIT                             341    248    272   282     239

        EBITDA                           492    408    407   396     331

   Does not include Corporate expense

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     Debt and Liabilities

     Debt

          IPO proceeds will be used to pay down debt

          Remainder allocated to machinery and chemical based on industry norms

     Other Liabilities

          Allocated by business

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          Machinery Initial Public Offering
          Timeline

          Audit                      8-12 weeks

          SEC Prospectus review       4-6 weeks

          Roadshow & offering           4 weeks

                   Second quarter offering

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   Financial Performance
   Income Statement September YTD

   $M                       1999      2000
   ----------------------------------------
   Sales                 $ 3,079   $ 2,984*
   EBIT                      273       290
    EBIT % Sales             8.9%      9.7%
   Interest Expense           82        75
   Profit Before Tax         192       215
   Tax                        49        53
   Tax Rate                 25.7%     24.5%
   Net Income                142       162
   EPS                   $  4.35   $  5.15

   *Note: Sales include FMC share of Astaris. FMC's share of Astaris interest included in interest expense.

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   Financial Performance
   September YTD Cash Flow


   $M                                                1999        2000*
   --------------------------------------------------------------------

   Income from continuing operations               $  143      $  162
   Depreciation and amortization                      134         131
   Change in op wkg capital/other op adj               13        (156)
                                                   ------      ------
   Fixed asset additions                             (181)       (152)
                                                   ------      ------
     Operating cash flow after FAA                    109         (15)
   Acquisitions                                      (274)        (50)
   Property sales and dispositions                    233           -
   Joint venture dividend                               -          89
   Shares repurchased                                (124)          -
                                                   ------      ------
   Taxes, spec chgs, disc rsrvs, other                 (8)        (10)
                                                   ======      ======
   Total cash provided /(required)                 $  (64)     $   14
                                                   ======      ======
   Period-end debt                                 $1,560      $1,274

   *Does not reflect Tyco stock sale of $129M received in early October.

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  2000 Estimates

  .   Comfortable with Wall Street estimates - 10% EPS growth

  .   Fourth quarter will be lower than record fourth quarter in 1999

  .   Lower Industrial Chemicals due to euro and energy

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  2001 Forecast

  .   Pension expense - will increase by $15M

  .   Capital expenditures - approximately $220M

  .   Depreciation - approximately $190M

  .   Tax rate - approximately 24.5%

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  FMC Corporate Panel

  Robert N. Burt                   Chairman and Chief Executive Officer
                                   FMC Corporation

  Joseph H. Netherland             President
                                   FMC Corporation

  William H. Schumann              Senior Vice President and Chief
                                   Financial Officer
                                   FMC Corporation

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